UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 31, 2012 (December 30, 2012)

Duff & Phelps Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, 31st Floor, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 871-2000

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 30, 2012, Duff & Phelps Corporation (the “Company”) and its subsidiary, Duff & Phelps Acquisitions, LLC (“DPA”), entered into an Agreement and Plan of Merger with Dakota Holding Corporation (“Parent”), Dakota Acquisition I, Inc. (“Merger Sub I”) and Dakota Acquisition II, LLC (“Merger Sub II”) (the “Merger Agreement”).  Under the terms of the Merger Agreement, (i) Merger Sub I will be merged with and into the Company, with the Company continuing as the surviving corporation in the merger and a wholly-owned subsidiary of Parent (the “Company Merger”), and (ii) Merger Sub II will be merged with and into DPA, with DPA as the surviving entity in the merger and a wholly-owned subsidiary of the Company (the “DPA Merger” and, together with the Company Merger, the “Mergers”). The DPA Merger will take effect immediately before the Company Merger.  Parent is affiliated with entities or funds managed by The Carlyle Group, Stone Point Capital, Pictet & Cie and Edmond de Rothschild Group.

At the effective time of the DPA Merger, each outstanding New Class A Unit of DPA (other than units owned by the Company, Parent or their respective subsidiaries, or by any unitholders who are entitled to and who properly exercise appraisal rights under the Merger Agreement) will be cancelled and converted into the right to receive $15.55 per New Class A Unit in cash (the “Per Unit Merger Consideration”), plus any unpaid distributions declared in accordance with the Merger Agreement in respect of such New Class A Unit with a record date prior to the effective time of the DPA Merger, in each case, without interest, and each outstanding share of the Company's Class B common stock will be cancelled without any consideration therefor. At the effective time of the Company Merger, each outstanding share of the Company's Class A common stock (other than shares owned by the Company, Parent or their respective subsidiaries, or by any shareholders who are entitled to and who properly exercise appraisal rights under Delaware law) will be cancelled and converted into the right to receive $15.55 per share of Class A common stock in cash (the “Per Share Merger Consideration”), plus any unpaid dividends declared in accordance with the Merger Agreement in respect of such share of Class A common stock with a record date prior to the effective time of the Company Merger, in each case, without interest. In lieu of receiving the Per Share Merger Consideration, Parent and certain officers of the Company have agreed that such officers will contribute a portion of their shares of Class A common stock immediately prior to the effective time of the Mergers in exchange for equity securities of Parent.

As a result of the Company Merger, unless otherwise agreed with the holder thereof, each option to purchase the Company's Class A common stock outstanding immediately prior the Company Merger, whether vested or unvested, will be cancelled in exchange for the right to receive the excess of the Per Share Merger Consideration over the exercise price of such option, less applicable taxes required to be withheld. Pursuant to the Merger Agreement, at the effective time of the Company Merger, each restricted stock award, restricted stock unit award and any other similar equity award outstanding immediately prior to the effective time of the Company Merger which is held by a non-employee member of the Board of Directors of the Company (each, a “Director RSA”) will be cancelled in exchange for the right to receive a lump sum cash payment of the Per Share Merger Consideration, without interest. Unless otherwise agreed with the holder thereof, at the effective time of the Company Merger, each restricted stock award, restricted stock unit award and any other similar equity award outstanding immediately prior to the effective time of the Company Merger that is not a Director RSA will be assumed and converted into the right to receive the Per Share Merger Consideration, with the right to receive such amount subject to the satisfaction of any vesting conditions applicable under the applicable award agreement.

The Board of Directors of the Company has approved, and declared to be advisable, the Merger Agreement and the transactions contemplated thereby, including the Mergers.

Under the terms of the Merger Agreement, the Company and its advisors are permitted to actively solicit and consider alternative proposals from third parties until 11:59 p.m., Eastern Time, on February 8, 2013 (the “Go-Shop Period”). In addition, the Company would be permitted to, among other things, engage, enter into and participate in discussions and negotiations with certain parties who during the Go-Shop Period have made a proposal that the Board determines would reasonably be expected to result in a superior proposal (“Excluded Parties”) until March 8, 2013. If the Merger Agreement is terminated to enter into a superior proposal with an Excluded Party prior to March 8, 2013, the Company will be required to pay to Parent a termination fee of approximately $6.65 million plus expense reimbursement of up to $1.25 million. The Company does not intend to disclose any developments with respect to this process unless and until its Board of Directors makes a decision regarding a potential superior proposal. There can be no assurances that this process will result in any superior proposal or alternative transaction.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type. The Merger Agreement may be terminated under certain circumstances, including in specified circumstances in connection with superior proposals. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Parent a termination fee, the amount of which would depend on the circumstances under which the Merger Agreement is terminated. Under specified circumstances under which the Merger Agreement is terminated, Parent will be required to pay the Company a termination fee.

Assuming the satisfaction of conditions, the Company expects the transactions contemplated by the Merger Agreement to close in the first half of 2013.  Consummation of the Mergers is not subject to a financing condition, but is subject to customary closing conditions, including (i) the affirmative vote of a majority of the votes entitled to be cast by holders of Class A common stock and Class B common stock, voting together as a single class, (ii) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the approval by the UK Financial Services Authority; (iv) the approval by the Financial Industry Regulatory Authority (or the expiration of a certain agreed upon waiting period during which the Financial Industry Regulatory Authority has not indicated that it intends to impose certain material restrictions on the parties); and (v) other customary conditions.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.  The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub I, Merger Sub II or their affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of that agreement and as of the specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement and made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries of the Merger Agreement and should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts at the time they were made or otherwise.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.
In addition, the Compensation Committee has authorized the increase of Patrick Puzzuoli's salary to $400,000 effective January 1, 2013.
Important Additional Information and Where to Find It
In connection with the proposed transaction, the Company intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) and mail it to its stockholders.  Stockholders of the Company are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about the Company, the Consortium, the proposed transaction and related matters.  STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGERS.  The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may also be obtained for free at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to Duff & Phelps, Attention Corporate Secretary, 55 East 52 Street, Floor 31, New York, NY 10055.

This report is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company.  The Company, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the proposed merger. Information about those executive officers and directors of the Company and their ownership of the Company's shares of Class A and Class B common stock is set forth in the Company's proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on March 5, 2012, and its Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 21, 2012. These documents may be obtained for free at the SEC's website at www.sec.gov, and from the Company by contacting Duff & Phelps, Attention Corporate Secretary, 55 East 52 Street, Floor 31, New York, NY 10055. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that the Company intends to file with the SEC.
Forward-Looking Statements
This report may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of the proposed transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the Company may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, stockholders unaffiliated with the transaction will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011, which is available on the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.
Item 8.01 Other Events.
On December 30, 2012, the Company issued a press release announcing that the parties had entered into the Merger Agreement. This press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1*
Agreement and Plan of Merger, dated as of December 30, 2012, by and among Dakota Corporation, Dakota Acquisitions, LLC, Dakota Holding Corporation, Dakota Acquisition I, Inc. and Dakota Acquisition II, LLC

99.1	Press Release, dated December 30, 2012
99.2	Note to Duff & Phelps Employees by Chief Executive Officer, dated December 30, 2012

*
This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

/s/ Edward S. Forman
Edward S. Forman
Executive Vice President, General Counsel and Secretary

Dated: December 31, 2012

DUFF & PHELPS CORPORATION
CURRENT REPORT ON FORM 8-K
Report dated December 31, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of December 30, 2012, by and among Dakota Corporation, Dakota Acquisitions, LLC, Dakota Holding Corporation, Dakota Acquisition I, Inc. and Dakota Acquisition II, LLC

99.1	Press Release, dated December 30, 2012
99.2	Note to Duff & Phelps Employees by Chief Executive Officer, dated December 30, 2012